Exhibit 99.2

TORONTO, ON — (Market wire) — 11/04/16 — Chess Supersite Corporation (OTC PINK: CHZP) (the "Company") is pleased to announce they have met all necessary provisions for its $4 million dollar funding commitment.

The $4 million dollar funding commitment is being made available through an equity line provided by New York based Blackbridge Capital Growth Fund, LLC. "We are very excited to work alongside Chess Supersite. We believe this is the first of many steps to a long lasting relationship," said David Jacobi, Director of Business Development. The Company is now in the process of filing a registration statement with the U.S. Securities & Exchange Commission ("SEC") in order to register shares for the aforementioned investment.

Additionally, Chess Supersite received $ 125,000.00 in the form of a Promissory Note which will help market its new platform.

Rubin Schindermann, Chess Supersite Corporation CEO, stated, "We are very pleased to announce that we have met all the provisions necessary for us to move forward with our $4 million funding commitment. This equity line will now afford us the ability to control our destiny by raising capital at our discretion without taking on additional debt once our registration statement goes effective. Additionally, this credit line is structured to produce a much more advantageous cost base allowing investors more support and price stability. We plan on using a portion of this equity line to eventually eliminate all of our convertible debt in order to create greater shareholder value. We will now be focusing our efforts with strategic marketing in order to build brand awareness of our State of the art Playing Zone."

Chess Supersite Corporation

www.chesssupersitecorp.com

www.chessstars.com

alexander.starr@gmail.com

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